Exhibit 99

News Release

For more information contact:

Leslie M. Muma, President and CEO

(262) 879-5000

For immediate release:

October 20, 2005

Fiserv Reports Strong Earnings for Third Quarter of 2005

Brookfield, Wis., October 20, 2005—Fiserv, Inc. (Nasdaq: FISV) announced today strong earnings for the third quarter of 2005.

Net income per share-diluted from continuing operations for the third quarter of 2005 was $0.58 per share, compared to $0.53 per share for the third quarter of 2004. Processing and services revenues were $925.3 million, an increase of 10% over the third quarter of 2004.

For the nine month period ended September 30, 2005, Fiserv processing and services revenues were $2.7 billion, a 10% increase over the first nine months of 2004. Net income per share-diluted from continuing operations (excluding realized gain from sale of investment of $0.14 per share) was $1.74 per share compared to $1.50 per share for the first nine months of 2004.

“We are very pleased with our third quarter results and we are forecasting full year 2005 earnings per share from continuing operations of $2.28 to $2.31 (excluding $0.14 per share from a realized gain from sale of investment). Our businesses continued their strong performance and the ongoing emphasis on our organic growth initiatives is producing positive results in 2005,” said Leslie M. Muma, president and chief executive officer of Fiserv. “We are also very excited about our recent acquisitions, including BillMatrix in our Financial segment which serves the rapidly growing electronic bill payment space and adds to our extensive payment capabilities.”

Fiserv also completed the acquisitions of J.W. Hutton, an insurance recovery management services provider in the Health segment, and VerticalPoint, a provider of software solutions to automate new business and underwriting workflows for insurance carriers and their distribution channels in the Financial segment.

1 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Fiserv repurchased 4.4 million shares of its common stock in the third quarter of 2005 and a total of 10.8 million shares in 2005. The Company has 7.4 million shares authorized for repurchase at September 30, 2005 under the current stock buy back plan.

OUTLOOK FOR THE FULL YEAR

Fiserv has updated its earnings and revenue outlook for the full year. For the full year of 2005, processing and services revenues are estimated to be approximately $3.66 billion to $3.68 billion ($940 to $960 million for the fourth quarter) and net income per share-diluted from continuing operations is estimated to be $2.28 to $2.31 per share (excluding realized gain from sale of investment of $0.14 per share) ($0.54 to $0.57 per share for the fourth quarter). These estimates for the full year exclude any positive earnings associated with the anticipated receipt of a large contract termination fee from a client being acquired by another financial institution. Internal revenue growth rates for the full year 2005 are projected to be in the mid-single digits in the Financial and Investment segments and low double digits in the Health segment.

RENEWED AND NEW CLIENT RELATIONSHIPS

Significant client renewals and other new relationships gained in the third quarter include the following: Toyota Credit Canada, Inc. expanded its relationship with the LeMans unit of Fiserv to include the LeMans Loan Origination System; Fiserv’s Personix unit will provide output services to Putnam Investments through an agreement that will give Personix a significant new distribution center in the Boston area; Fiserv’s IPS-Sendero unit signed license agreements with HSBC Australia and Arab National Bank of Riyadh, Saudi Arabia, for risk management software; Fiserv Imagesoft extended its relationship with Viewpointe Archive Services LLC through additional licenses of its FraudGuard Positive PayPlus product in support of Viewpointe member banks; Sterling Financial Corp., a $2.8 billion diversified financial services corporation based in Lancaster, Pa., expanded its already significant relationship with Fiserv to include the Enterprise Relationship Management Software Suite; and mBank, a $276 million-asset financial

2 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

institution based in Manistique, Mich., chose Fiserv for a comprehensive technology package that includes core processing, Internet banking and branch capture of check images. In addition, Fiserv’s Information Technology, Inc. (ITI) unit signed agreements with three banks to provide software for in-house core account processing: Capital Bank, a $927 million asset institution in Raleigh, N.C.; Penn Security Bank & Trust Co., a $567 million asset bank in Scranton, Pa., and Progressive Bank, a $275 million asset bank in Winnsboro, La.

EARNINGS CONFERENCE CALL

An analyst conference call to review the third quarter results will be held Friday, October 21 at 9:00 a.m. Central time. A live webcast of the call will be available to the public on the Fiserv website at www.fiserv.com.

USE OF NON-GAAP FINANCIAL INFORMATION

The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including free cash flow, internal revenue growth, adjusted operating margin and adjusted earnings per share, to provide investors a more complete understanding of the Company’s underlying operational results. These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. As an example, the Company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to be infrequently occurring, such as the realized gain on sale of investment occurring in the first quarter of 2005. The Company believes this adjusted measure is more indicative of the Company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

3 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

ABOUT FISERV

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial and health benefits industries, including transaction processing, outsourcing, business process outsourcing and software and systems solutions. The company serves more than 16,000 clients worldwide, including banks, credit unions, financial planners/investment advisers, insurance companies and agents, self-insured employers, lenders and savings institutions. Headquartered in Brookfield, Wis., Fiserv reported $3.4 billion in processing and services revenues for 2004.

Fiserv was ranked the largest provider of information technology services to the U.S. financial services industry in the 2004 FinTech 100 survey by the American Banker newspaper and the Financial Insights research firm. Fiserv can be found on the Internet at www.fiserv.com.

The disclosures in this press release contain forward-looking statements, specifically statements regarding the estimated earnings per share-diluted for the fourth quarter and full year of 2005, revenue outlook for the full year and fourth quarter of 2005, anticipated effective income tax rate for the fourth quarter of 2005, internal revenue growth rates for the full year 2005, anticipated contract termination fee, estimated flood claims processing volumes for the fourth quarter of 2005 and anticipated net investment income in the Investment segment for the fourth quarter of 2005. These statements are covered by the safe harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to inherent assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors and general changes in economic conditions. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

# # #

4 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Processing and services	$925,287	$843,095	$2,720,701	$2,484,493
Customer reimbursements	86,358	91,597	260,484	278,849

Total revenues	1,011,645	934,692	2,981,185	2,763,342

Cost of revenues:
Salaries, commissions and payroll related costs	356,214	328,095	1,048,391	982,250
Customer reimbursement expenses	86,358	91,597	260,484	278,849
Data processing costs and equipment rentals	52,054	49,598	157,486	155,287
Prescription costs	139,125	114,920	394,306	319,305
Other operating expenses	162,092	132,345	441,286	393,413
Depreciation and amortization	44,283	44,439	132,452	137,290

Total cost of revenues	840,126	760,994	2,434,405	2,266,394

Operating income	171,519	173,698	546,780	496,948
Interest expense—net	(3,429)	(4,395)	(8,371)	(13,613)
Realized gain from sale of investment (2)	—	—	43,452	—

Income from continuing operations, before income taxes	168,090	169,303	581,861	483,335
Income tax provision	58,751	65,008	218,880	187,236

Income from continuing operations	109,339	104,295	362,981	296,099
Income (loss) from discontinued operations, net of tax	3,600	(11,938)	2,981	(15,910)

Net income	$112,939	$92,357	$365,962	$280,189

Diluted net income (loss) per share:
Continuing operations (excluding realized gain from sale of investment)	$0.58	$0.53	$1.74	$1.50
Discontinued operations	0.02	(0.06)	0.02	(0.08)

Total (excluding realized gain from sale of investment)	0.60	0.47	1.76	1.42
Realized gain from sale of investment	—	—	0.14	—

Total	$0.60	$0.47	$1.90	$1.42

Diluted shares used in computing net income (loss) per share	189,676	197,472	192,799	197,305

(1)The securities clearing businesses’ revenues and cost of revenues are excluded above from “Revenues” and “Cost of revenues” and are included in “Income (loss) from discontinued operations, net of tax” for all periods presented, as these businesses were sold on March 24, 2005.

(2)Represents the sale of the Company’s remaining 3.2 million shares of Bisys Group, Inc. common stock.

5 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$174,013	$516,127
Accounts receivable—net	518,200	437,764
Prepaid expenses and other assets	104,902	100,810
Investments	2,257,225	1,984,536
Property and equipment—net	210,491	200,709
Intangible assets—net	606,589	532,539
Goodwill—net	2,241,484	1,859,347
Assets of discontinued operations held for sale	—	2,751,517

TOTAL	$6,112,904	$8,383,349

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$232,819	$202,616
Short-term borrowings	50,000	100,000
Accrued expenses	334,838	363,513
Accrued income taxes	6,291	44,955
Deferred revenues	206,842	226,080
Customer funds held and retirement account deposits	2,025,545	1,829,639
Deferred income taxes	170,222	134,330
Long-term debt	588,667	505,327
Liabilities of discontinued operations held for sale	—	2,412,467

TOTAL LIABILITIES	3,615,224	5,818,927

SHAREHOLDERS’ EQUITY
Preferred stock, no par value:
25,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 197,455,043 and 195,940,360 shares issued	1,975	1,959
Additional paid-in capital	704,001	679,573
Accumulated other comprehensive income	190	26,695
Accumulated earnings	2,286,501	1,920,539
Treasury stock, at cost, 11,861,670 and 1,691,500 shares	(494,987)	(64,344)

TOTAL SHAREHOLDERS’ EQUITY	2,497,680	2,564,422

TOTAL	$6,112,904	$8,383,349

6 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$365,962	$280,189
Adjustment for discontinued operations	(2,981)	15,910
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain from sale of investment	(43,452)	—
Deferred income taxes	16,646	45,337
Depreciation and amortization	132,452	137,290
Changes in assets and liabilities, net of effects from acquisitions and dispositions of businesses:
Accounts receivable	(48,238)	(13,943)
Prepaid expenses and other assets	(6,925)	574
Accounts payable and accrued expenses	5,079	25,070
Deferred revenues	(18,829)	(8,359)
Accrued income taxes	(9,737)	31,703

Net cash provided by operating activities	389,977	513,771

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalization of software costs for external customers	(109,481)	(108,379)
Payment for acquisitions of businesses, net of cash acquired	(495,040)	(51,096)
Proceeds from sale of businesses, net of expenses paid	283,273	—
Cash distribution received from discontinued operations prior to sale	68,000	—
Investments	(278,712)	(172,010)

Net cash used in investing activities	(531,960)	(331,485)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short-term debt—net	(50,000)	—
Proceeds from (repayments of) long-term debt – net	83,163	(209,759)
Issuance of common stock and treasury stock	29,302	26,530
Purchases of treasury stock	(458,502)	—
Customer funds held and retirement account deposits	195,906	247,468

Net cash provided by (used in) financing activities	(200,131)	64,239

Change in cash and cash equivalents	(342,114)	246,525
Beginning balance	516,127	162,668

Ending balance	$174,013	$409,193

7 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND SEGMENT INFORMATION (1)

(In thousands, unaudited)

Free Cash Flow	Nine Months Ended September 30,
	2005	2004
Net cash provided by operating activities	$389,977	$513,771
Capital expenditures, including capitalization of software costs for external customers	(109,481)	(108,379)

Free cash flow	$280,496	$405,392

Free cash flow is measured as net cash provided by operating activities less capital expenditures including capitalization of software costs for external customers, as reported in the Company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the Company believes is useful to investors because it provides another measure of available cash flow after the Company has satisfied the capital requirements of its operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Processing and services revenues:
Financial institution outsourcing, systems and services (“Financial”) (2)	$634,070	$587,740	$1,874,653	$1,742,400
Health plan management services (“Health”)	258,507	224,066	745,875	648,917
Investment support services (“Investment”)	32,710	31,289	100,173	93,176

Total	$925,287	$843,095	$2,720,701	$2,484,493

Operating income:
Financial (2)	$145,844	$148,779	$466,149	$426,230
Health	20,126	19,641	61,259	56,269
Investment	5,549	5,278	19,372	14,449

Total	$171,519	$173,698	$546,780	$496,948

(1) The securities clearing businesses, sold on March 24, 2005, are not included in the segment results.

(2) Included in the Financial segment results are early contract termination and assignment fees of $4.4 million for the three months ended September 30, 2005 compared to $12.3 million for the comparable period in 2004 and $26.4 million for the nine-months ended September 30, 2005 compared to $31.8 million for the comparable period in 2004. These clients were acquired by other financial institutions and represent a small portion of Fiserv’s more than 6,000 core financial institution processing clients. This segment’s businesses generally enter into three to five-year contracts with its clients that contain early contract termination fees. These fees are very unpredictable and can vary significantly from period to period based on the number of terminated contracts and how early in the contract term a contract is terminated. The Financial segment’s early contract termination fees were $4.6 million in the fourth quarter of 2004.

8 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Financial	5%	2%	6%	2%
Health	12%	28%	12%	39%
Investment	5%	13%	8%	7%

TOTAL	7%	8%	8%	10%

	Pro forma (2) Three months ended September 30,		Pro forma (2) Nine months ended September 30,
	2005	2004	2005	2004

Financial	5%	2%	6%	2%
Health	3%	10%	4%	11%
Investment	5%	13%	8%	7%

TOTAL	5%	3%	6%	3%

(1) Internal revenue growth percentages are measured as the increase in total processing and services revenue for the current period less “acquired revenue from acquisitions” divided by total processing and services revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $20.8 million ($13.7 million in the Financial segment and $7.1 million in the Health segment) for the third quarter of 2005 and $44.7 million ($26.7 million in the Financial segment and $18.0 million in the Health segment) for the nine months ended September 30, 2005 and represents pre-acquisition normalized revenue of acquired companies, less dispositions, for the comparable prior year period. The securities clearing businesses, sold on March 24, 2005, are not included in the internal revenue growth percentages by segment.

(2) The pro forma internal revenue growth percentages exclude the positive impact of the prescription cost which is included in both revenues and cost of revenues in the Health segment.

Actual and pro forma internal revenue growth percentages are non-GAAP financial measures that the Company believes are useful to investors because they provide a breakdown of internal and acquisition-related revenue growth including and excluding prescription costs in revenue.

9 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Third Quarter and Year to Date Results and Outlook for the Fourth Quarter of 2005

•	The 2005 third quarter earnings from continuing operations were positively impacted by an income tax benefit of $6.3 million, or $0.03 per share, due to the realization of certain one-time tax benefits associated with a number of factors including tax law changes, tax audits closing and finalization of various tax returns. The Company’s fourth quarter effective tax rate is anticipated to be 38.4%;

•	In the third quarter of 2005, there was a decrease in termination fees in the Financial segment of $7.9 million, or $0.03 per share diluted, compared to the third quarter of 2004;

•	The Financial segment software license revenues were particularly strong in the first half of 2005 and returned to more normal levels in the third quarter, as anticipated;

•	Flood claims processing revenues, included in the Financial segment, were exceptionally high in the first half of 2005 and, as anticipated, returned closer to historical levels in the third quarter of 2005. We expect increases in our flood claims processing revenues in the fourth quarter of 2005 and in 2006 as a result of hurricanes Katrina and Rita; and

•	As we forecasted in our second quarter conference call, the Investment segment net investment income was lower in the third quarter of 2005 than the second quarter of 2005 due to unusually high investment balances experienced in the second quarter. We expect the investment balances in the fourth quarter of 2005 to be consistent with the balances experienced in the third quarter.

10 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Segment Results

Financial Segment: The Company’s largest operating segment, the financial institution outsourcing, systems and services segment (“Financial”), continued its strong operating performance during the third quarter of 2005 with processing and services revenue growth of 8% compared to the third quarter of 2004 and an operating margin of 23%. The third quarter 2005 operating margin of 23% decreased from 25% in the second quarter of 2005 primarily due to lower software license sales, increased product development costs in the Company’s lending businesses, additional costs related to ramping up the Australian item processing contract and reduced termination fees. On a year to date basis, the Financial segment increased processing and services revenues by 8% and operating income by 9% over the prior year period and operating margins were 25% compared to 24% in 2004.

The internal revenue growth rate for the Financial segment was 5% for the third quarter of 2005 and 6% on a year to date basis, both increasing over the respective prior year comparable periods. The third quarter 2005 internal revenue growth rate of 5% was negatively impacted by approximately 1% due to lower termination fees than 2004. The largest contributors to the increased 2005 year to date internal revenue growth rate in this segment were increased volumes and new clients in the lending division’s loan settlement services businesses, incremental revenue associated with the Australian check processing business that began operations in mid-April, strong software license revenues in the first half of 2005 and higher than normal revenues associated with flood insurance claims processing in the first half of 2005.

11 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Health Segment: The Health plan management services segment (“Health”) processing and services revenues increased 15% in both the third quarter and on a year to date basis in 2005 compared to 2004. The Health segment operating margin, excluding the impact of prescription costs, was 17%, on a year to date basis, in both 2005 and 2004.

The pro forma internal revenue growth rate, which excludes the positive impact of the prescription cost that is included in revenues and cost of revenues, was 3% in the third quarter of 2005 and on a year to date basis was 4%. The decrease in the third quarter and year to date 2005 internal revenue growth rates compared to 2004 was primarily due to significant growth of our pharmacy services businesses in early 2004 due to the signing of some very large clients. In addition, growth of the health plan administration businesses has been negatively impacted by increased competition in the large commercial employer market.

Investment Segment: The Investment support services segment processing and services revenues and operating income both increased 5% in the third quarter of 2005 and on a year to date basis processing and services revenues increased 8% and operating income increased 34% compared to the prior year periods. Operating income increased for the nine-months ended September 30, 2005 compared to the prior period due primarily to a temporary increase in cash investment balances, in April and May 2005, that improved net investment income in the second quarter and continued new client growth, especially in the custody and trading services for registered investment advisors.

12 of 12

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin  53045  PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com